Exhibit 99.1

AUTOBYTEL INC.
 SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Second Amended and Restated Employment Agreement (“Agreement”) entered into effective as of April 3, 2014 (“Effective Date”), between Autobytel Inc., a Delaware corporation (“Autobytel” or “Company”), and Jeffrey H. Coats (“Employee”).
Background
Autobytel has determined that it is in its best interests to encourage Employee’s continued employment with, and dedication to the business of, Autobytel, and the Employee desires to continue Employee’s employment according to the terms and conditions set forth below.  As a result thereof, Autobytel and the Employee have agreed that it is in their mutual best interests to enter into this Agreement, and thereby to amend, restate, and supersede the Prior Employment Agreement (as defined below).
In consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows.
1.            Definitions.  For purposes of this Agreement, the terms below that begin with initial capital letters within this Agreement shall have the specially defined meanings set forth below (unless the context clearly indicates a different meaning).

(a)            “409A Suspension Period” shall have the meaning set forth in Section 8.

(b)            “Arbitration Agreement” means that certain Amended and Restated Mutual Agreement to Arbitrate dated as of April 3, 2014, by and between Autobytel and Employee.

            (c)            “Benefits” means all Company medical, dental, vision, life and disability plans in which Employee participates under Section
4(b).
(d)            “Board” means the Company’s Board of Directors.

(e)            “Cause” means the termination of the Employee’s employment by Company as a result of any one or more of the following:

(i)              any conviction of, or pleading of nolo contendre by, the Employee for any felony;

(ii)              any willful misconduct of the Employee which has a materially injurious effect on the business or reputation of the Company;

(iii)              the gross dishonesty of the Employee in any way that adversely affects the Company; or

(iv)              a material failure to consistently discharge Employee’s employment duties to the Company which failure continues for thirty (30) days following written notice from the Company detailing the area or areas of such failure, other than such failure resulting from Employee’s Disability.

For purposes of this definition of Cause, no act or failure to act, on the part of the Employee, shall be considered “willful” if it is done, or omitted to be done, by the Employee in good faith or with reasonable belief that Employee’s action or omission was in the best interest of the Company.  Employee shall have the opportunity to cure any such acts or omissions (other than clauses (i)  and (iii) above) within thirty (30) days of the Employee’s receipt of a written notice from the Company finding that, in the good faith opinion of the Company, the Employee is guilty of acts or omissions constituting “Cause.”
(f)            “Change in Control” means the occurrence of any one of the following events:
(i)            During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;
(ii)            Any "person" (as such term is defined in the Securities Exchange Act of 1934, as amended (“Exchange Act”), and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board ("Company Voting Securities"); provided, however, that the event described in this Section 1(f)(ii) will not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (1) by the Company or any Subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, (4) pursuant to a Non-Qualifying Transaction, as defined in Section (e)(iii), or (5) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by that person;
(iii)            The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination ("Surviving Corporation"), or

(B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation ("Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above is deemed to be a "Non-Qualifying Transaction"); or
(iv)            The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company's assets provided, however, that any such event shall not constitute a Change in Control if immediately following the consummation of such event (“Liquidation or Asset Sale Event”):  (i) more than 50% of the total voting power of (A) the corporation resulting from such event ("Acquirer Corporation"), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Acquirer Corporation ("Parent Acquirer Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Liquidation or Asset Sale Event (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Liquidation or Asset Sale Event), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Liquidation or Asset Sale Event, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Acquirer Corporation or the Parent Acquirer Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Acquirer Corporation (or, if there is no Parent Acquirer Corporation, the Acquirer Corporation); (iii) at least a majority of the members of the board of directors of the Acquirer Corporation (or, if there is no Parent Acquirer Corporation, the Acquirer Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Liquidation or Asset Sale Event; and (iv) Employee is the chief executive officer of the Acquirer Corporation.
Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company will then occur. For purposes of this definition of Change in Control, the term “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  For purposes of this definition, the term "corporation" has the meaning prescribed in Section 7701(a)(3) of the Code and the regulations thereunder.
(g)            “COBRA” means the Consolidated Omnibus Budget Reconciliation Act, as amended, and the rules and regulations promulgated thereunder.

(h)            “COBRA Continuation Period” means, as applicable, (ii) the twelve-month COBRA continuation period set forth in Section 5(b) in the case of a termination of employment without Cause; or (ii) the eighteen-month COBRA continuation period set forth in Section 5(c) in the case of a termination of employment without Cause in connection with a Change in Control.

(i)            “Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(j)            “Company” means Autobytel, and upon any assignment to and assumption of this Agreement by any Successor Company, shall mean such Successor Company.

(k)            “Disability” means the inability of the Employee to perform Employee’s duties to the Company on account of physical or mental illness or incapacity for a period of one-hundred twenty (120) consecutive calendar days, or for a period of one hundred eighty (180) calendar days, whether or not consecutive, during any three hundred sixty-five (365) day period.
(l)            “Employee Confidentiality Agreement” means that certain Employee Confidentiality Agreement dated as of December 12, 2008.
(m)            “Employee’s Primary Location” means Autobytel’s headquarters located at 18872 MacArthur Boulevard, Suite 200, Irvine, California 92612-1400.
(n)            “Expiration Date” means April 3, 2017.
(o)            “Good Reason” means any act, decision or omission by the Company without the Employee’s consent that: (A) materially reduces Employee’s Base Annual Salary as in existence as of the date hereof or as of the date prior to any such change, whichever is more beneficial for Employee at the time of the act, decision, or omission by the Company; (B) materially diminishes the Employee’s authority, duties, or responsibilities from the authority, duties or responsibilities Employee has as the Company’s chief executive officer, including, post a Change in Control, a material diminution in the budget over which Employee retains authority; (C) on or within 18 months following a Change in Control, either relocates the Employee’s place of employment from Employee’s Primary Location to any other location in excess of a forty (40) mile radius from the Employee’s Primary Location or requires any such relocation as a condition to continued employment by Company or Successor Company; or (D) involves or results in any material breach  of this Agreement by the Company or Successor Company, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee.  Notwithstanding the foregoing, no event shall constitute “Good Reason” unless (i) the Employee first provides written notice to the Company within ninety (90) days of the event(s) alleged to constitute Good Reason, with such notice specifying the grounds that are alleged to constitute Good Reason, and (ii) the Company fails to cure such event(s) within thirty (30) days after Company’s receipt of such written notice.
(p)            “Prior Employment Agreement” means that certain Amended and Restated Employment Agreement dated as of April 3, 2009, as amended by Amendment No. 1 and Amendment No. 2 thereto dated as of December 17, 2010 and December 14, 2012, respectively, by and between the Company and Employee.
(q)            “Separation from Service” or “Separates from Service” shall mean Employee’s termination of employment, as determined in accordance with Treas. Reg. § 1.409A-1(h).  Employee shall be considered to have experienced a termination of employment when the facts and circumstances indicate that Employee and the Company reasonably anticipate that either (i) no further services will be performed for the Company after a certain date, or (ii) that the level of bona fide services Employee will perform for the Company after such date (whether as an employee or as an independent contractor) will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed by Employee (whether as an employee or independent contractor) over the immediately preceding thirty-six (36) month period (or the full period of services to the Company if Employee has been providing services to the Company for less than thirty six (36) months).  If Employee is on military leave, sick leave, or other bona fide leave of absence, the employment relationship between Employee and the Company shall be treated as continuing intact, provided that the period of such leave does not exceed six months, or if longer, so long as Employee retains a right to reemployment with the Company under an applicable statute or by contract.  If the period of a military leave, sick leave, or other bona fide leave of absence exceeds six months and Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship shall be considered to be terminated for purposes of this Agreement as of the first day immediately following the end of such six-month period.  In applying the provisions of this paragraph, a leave of absence shall be considered a bona fide leave of absence only if there is a reasonable expectation that Employee will return to perform services for the Company.  For purposes of determining whether Employee has incurred a Separation from Service, the

Company shall include the Company and any entity that would be considered a single employer with the Company under Code Section 414(b) or 414(c).
(r)            “Successor Company” means any successor to Autobytel or substantially all of its assets by reason of any Change in Control.
(s)            “Term” The term of this Agreement is the period commencing with the Effective Date and ending on the Expiration Date, or such earlier date on which Employee’s employment terminates in accordance with this Agreement or otherwise.
(t)            “Termination Without Cause” means termination of Employee’s employment with the Company (i) by the Company (a) for any reason other than those reasons expressly set forth in the definition of “Cause,” or (b) for no reason at all; or (ii) by Employee for Good Reason within thirty (30) days following the Company’s failure to cure the event or events that constitute Good Reason; provided, however, that Employee’s Separation from Service in connection with a Change in Control shall not constitute a Termination Without Cause if Employee is offered employment with the Successor Company under terms and conditions, including position, salary and other compensation, and benefits, that would not otherwise provide Employee the right to terminate Employee’s employment for Good Reason under this Agreement.
2.            Term of Employment. This Agreement shall govern Employee’s employment for the Term. Upon the Expiration Date, this Agreement shall expire and terminate unless extended by mutual written agreement of the Company and Employee prior to the Expiration Date.  Notwithstanding the foregoing governing period, Employee’s employment is at will and not for a specified term and may be terminated by the Company or you at any time, with or without Cause or Good Reason and with or without prior, advance notice. This “at-will” employment status will remain in effect throughout the Term and cannot be modified except by a written amendment to this Agreement that is executed by both parties (which in the case of the Company, must be executed by the Company’s Chairman of the Board or Chief Legal Officer) and that expressly negates the “at-will” employment status.

3.            Nature of Duties.  During Employee’s employment under this Agreement, Employee shall be the Company’s President and Chief Executive Officer.  Employee shall have all of the customary powers and duties associated with such positions, and shall be subject to the Company’s policies, procedures, and approval practices, including without limitation hiring and employment policies, as in effect from time to time for executives of the Company. Employee shall devote substantially all of Employee’s full business time and effort to the performance of Employee’s duties for the Company, which Employee shall perform faithfully and to the best of Employee’s ability. The Company acknowledges that Employee may serve as a director of third party companies and that such service shall not constitute a breach of this Agreement as long as (i) such service does not interfere with Employee’s performance of Employee’s duties and responsibilities as the Company’s President and Chief Executive Officer; and (ii) any such service has been pre-approved by the Board (with Employee’s service on the boards of directors which predate this Agreement being pre-approved).

4.            Compensation, Benefits and Expenses.

(a)            As compensation for the services to be rendered by Employee pursuant to this Agreement, the Company hereby agrees to pay Employee a base annual salary (“Base Annual Salary”) at a rate equal to Four Hundred Ninety-Five Thousand Dollars ($495,000.00) during the Term.  Employee’s Base Annual Salary shall be reviewed by the Board (or the Compensation Committee thereof) at least annually and may be increased by an amount approved by the Board (or the Compensation Committee thereof) in its sole discretion, and Employee agrees that the Company has not made any promises or guaranty of any increase in Base Annual Salary during the Term.  The Company may not reduce Employee’s Base Annual Salary during the Term without Employee’s prior written consent.  The Base Annual Salary shall be paid in substantially equal bimonthly installments, in accordance with the normal payroll practices of the Company.  While employed by the Company, the Employee will not receive any compensation for Employee’s service as a member of the Company’s Board or any of its committees.

(b)            Employee shall be entitled to all ordinary and customary benefits afforded generally to executive employees of the Company (except to the extent employee contribution may be required under the Company’s benefit plans as they may now or hereafter exist), which shall in no event be less than the benefits generally afforded to the other executive employees of the Company as of the date hereof or from time to time, but in any event shall include any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages, and any stock purchase programs that are adopted or maintained by the Company generally for executives employees of the Company.

(c)            For each calendar year beginning with 2014 and ending before this Agreement expires or terminates, Employee shall be eligible to receive, at the time and in the form provided for in the Company’s annual incentive compensation plan, an annual incentive bonus opportunity targeted at eighty-five percent (85%) of Employee’s Base Annual Salary based upon annual performance goals and the achievement of those goals, as established and determined at least annually (and consistently with the Company’s most recent proxy statement disclosure of the standards for providing cash-based incentive compensation) by the Board or the Compensation Committee of the Board.  Such performance goals may include Company-wide performance objectives, divisional or departmental performance objectives, and/or individual performance objectives, as the Board or the Compensation Committee may determine in its discretion.

(d)            The Company shall pay or reimburse Employee for all reasonable and authorized business expenses incurred by Employee while employed under this Agreement; such payment or reimbursement shall not be unreasonably withheld so long as said business expenses have been incurred for and promote the business of the Company and are normally and customarily incurred by employees in comparable positions at other comparable businesses in the same or similar market. As a condition to reimbursement under this Section 4(d), Employee shall furnish to the Company adequate records and other documentary evidence required by federal and state statutes and regulations for the substantiation of each expenditure.  Employee must submit proper documentation for each such expense within 30 days after the date that

Employee incurs such expense, and the Company will reimburse Employee for all eligible expenses within 30 days thereafter, and in no event later than the last day of the calendar year following the calendar year in which the expense is incurred.  Employee acknowledges and agrees that failure to furnish the required documentation may result in the Company denying all or part of the expense for which reimbursement is sought.

(e)            Employee shall be covered by the Company’s directors and officers insurance policies on the same basis as the Company’s other senior executive officers, as such insurance policies and coverage limits and conditions may exist from time to time.

5.            Severance Benefits and Conditions.  All amounts payable hereunder shall be subject to reduction for any employment and withholding taxes that the Company determines are applicable, and shall be subject to any applicable terms and conditions set forth in this Section 5, and this Agreement generally, including without limitation Section 8.

(a)            Termination Other Than Without Cause.  In the event of Employee’s Termination for Cause, resignation without Good Reason, death, Disability, or any  reason other than Termination Without Cause, Employee shall be entitled to receive only the following (“Accrued Amounts”): (i) any amounts due and owing to Employee as of Employee’s employment termination date with respect to any Base Annual Salary, or vested and payable bonuses or incentive payments; and (ii) any other payments required by applicable law (including payments with respect to accrued and unused vacation, personal, sick and other days).  If Employee’s employment is terminated by reason of the death or Disability of Employee, in addition to the foregoing payments, Employee or Employee’s heirs or representatives, as applicable, shall also receive a payment equal to one-twelfth (1/12) of Employee’s Base Annual Salary.

(b)            Termination Without Cause.  In the event of Employee’s Termination Without Cause either before a Change in Control or more than eighteen (18) months after a Change in Control, Employee shall be entitled to (i) the Accrued Amounts; (ii) continued monthly Base Annual Salary for twelve (12) months following the date of Employee’s Termination Without Cause, at the rate of monthly Base Annual Salary in effect immediately beforehand, and (iii) for the same twelve (12) month period, subject to Section 5(d) of this Agreement, Benefits at the levels in effect before employment terminates, including Company-paid COBRA premiums for any insurance that is in effect for Employee and/or Employee’s dependents before termination of Employee’s employment, and that Employee elects to continue in accordance with COBRA.

(c)            Termination Without Cause related to Change in Control.  In the event of Employee’s Termination Without Cause upon or within eighteen (18) months after a Change in Control, Employee shall be entitled to (i) the Accrued Amounts; (ii) a lump sum payment, paid in cash, equal to one and seventy-five one-hundredths (1.75) times the sum of (1) Employee’s Base Annual Salary and (2) Employee’s target annual incentive compensation opportunity under Section 4(c), at the rate of Base Annual Salary and the target annual incentive compensation opportunity in effect immediately before such termination; provided, however that he amount of the foregoing lump sum cash payout related to Employee’s targeted annual incentive compensation opportunity prior to payout of awards under the annual incentive compensation plan for the year in which the termination of employment occurs will be reduced by the sum of (1) the cash payout, if any, under the annual incentive compensation plan as of the Change in Control and (2) if performance-based stock options are a component of such annual incentive compensation plan, the option spread (based on the difference between the per share transaction price of the Company's Common Stock for such Change in Control transaction and the option exercise price), if any, on Employee’s performance-based options granted under such annual incentive compensation plan (this option-related reduction not to exceed the amount of Employee’s target annual incentive compensation opportunity multiplied by the percentage of Employee’s target annual incentive compensation opportunity represented by the performance-based options), and (iii) for the eighteen (18) month period following Employee’s Termination Without Cause, subject to Section 5(d) of this Agreement, Benefits at the levels in effect before employment terminates, including Company-paid COBRA premiums for any insurance that is in effect for Employee and/or Employee’s dependents before termination of Employee’s employment, and that Employee elects to continue in accordance with COBRA.

(d)            Special Benefits Provisions.

(i)            With respect to Benefits that are eligible for continuation coverage under COBRA, in the event the Company is unable to continue Employee’s and Employee’s eligible dependents’ (assuming such dependents were covered by Company at the time of termination) participation under the Company’s then existing insurance policies for such Benefits, Employee may elect to obtain coverage for such Benefits either by (1) electing COBRA continuation benefits for Employee and Employee’s eligible dependents; (2) obtaining individual coverage for Employee and Employee’s eligible dependents (if Employee and Employee’s eligible dependents qualify for individual coverage); or (3) electing coverage as eligible dependents under another person’s coverage (if Employee and Employee’s eligible dependents qualify for such dependent coverage), or any combination of the foregoing alternatives. Employee may also initially elect COBRA continuation benefits and later change to individual coverage or dependent coverage for Employee or any eligible dependent of Employee, but Employee understands that if continuation of Benefits under COBRA is not initially selected by Employee or is later terminated by Employee, Employee will not be able to return to continuation coverage under COBRA. The Company shall pay directly or reimburse to Employee the monthly premiums for the benefits or coverage selected by Employee, with such payment or reimbursement not to exceed the monthly premiums the Company would pay assuming Employee timely elected continuation of benefits under COBRA.  The Company’s obligation to pay or reimburse for the Benefits covered by this Section 5(d) shall terminate upon the earlier of (i) the end of the applicable Company-paid COBRA Continuation Period; and (ii) Employee’s employment by an employer that provides Employee and Employee’s eligible dependents with coverage substantially similar to such Benefits as provided to Employee and Employee’s eligible dependents at the time of the termination of Employee’s employment with the Company, provided that Employee and Employee’s eligible dependents are eligible for participation in such coverage.

(ii)            With respect to Benefits that are not eligible for continuation coverage under COBRA, in the event the Company is unable to continue Employee’s participation under the Company’s then existing insurance policies for such Benefits, Employee may elect to obtain coverage for such Benefits either by (1) obtaining individual coverage for Employee (if Employee qualifies for individual coverage); or (2) electing coverage as an eligible dependent under another person’s coverage (if Employee qualifies for such dependent coverage), or any combination of the foregoing alternatives; provided that any alternative shall be available and implemented only (I) in a manner that neither accelerates nor delays the year in which taxable income arises from the Benefits, and (II) in accordance with Section 409A of the Code. The Company shall pay directly or reimburse to Employee the monthly premiums for the benefits or coverage selected by Employee, with such payment or reimbursement not to exceed the monthly premiums the Company paid for such Benefits at the time of termination of Employee’s employment with the Company.  The Company’s obligation to pay or reimburse for the Benefits covered by this Section 5(d)(ii) shall terminate upon the earlier of (i) the end of the applicable COBRA Continuation Period; and (ii) Employee’s employment by an employer that provides Employee with coverage substantially similar to such Benefits as provided to Employee at the time of the termination of Employee’s employment with the Company, provided that Employee is eligible for participation in such coverage. Employee acknowledges and agrees that the Company shall not be obligated to provide any Benefits covered by this Section 5(d)(ii) for Employee if Employee does not qualify for coverage under the Company’s existing insurance policies for such Benefits, for individual coverage, or for dependent coverage.
(e)            Timing of Cash Severance Payments.

(i)            Payments of Accrued Amounts under Sections 5(a), 5(b) and 5(c) shall be made no later than the payment date required by applicable law.

(ii)            Subject to Section 8, the satisfaction of the conditions set forth in Section 5(f), and the following sentences of this Section 5(e)(ii), the cash monthly Base Annual Salary continuation payments under Section 5(b) shall be made to Employee in substantially equal bimonthly installments, in accordance with the normal payroll practices of the Company, as provided in Section 4(a).  If the period of time covered by the entire allowed Release Consideration Period (as defined in Section 5(f)(ii)) and the entire Release Revocation Period (as defined in Section 5(f)(ii)) (considering such periods consecutively) begins in one calendar year and ends in the following calendar year, the cash monthly Base Annual Salary continuation payments under Section 5(b)(ii) shall commence with the first Company payroll payment date of such following calendar year which is after the date on which the Release became effective and non-revocable in accordance with its terms.  In the event commencement of the cash monthly Base Annual Salary continuation payments is delayed as a result of the immediately preceding sentence, then any cash monthly Base Annual Salary continuation payments that would otherwise have been payable before the second tax year but for the immediately preceding sentence, will be deferred and paid in a lump sum along with the first payment made in that second tax year.

(iii)            Subject to Section 8, the satisfaction of the conditions set forth in Section 5(f), and the last sentence of this Section 5(e)(iii), the lump sum cash payment under Section 5(c)(ii) shall be made to Employee within five (5) business days after the Release

(as defined in Section 5(f)(ii)) becomes effective and non-revocable in accordance with its terms. In any case, the lump sum cash payment under Section 5(c)(ii) shall be made no later than two and one-half months after the end of the calendar year in which Employee’s Separation from Service occurs, provided that the Release shall have become effective and non-revocable in compliance with its terms prior to expiration of such two and one-half month period. If the period of time covered by the entire allowed Release Consideration Period (as defined in Section 5(f)(ii)), the entire Release Revocation Period (as defined in Section 5(f)(ii)) and the entire five business day period described above in this Section 5(e)(iii) (considering such periods consecutively) begins in one calendar year and ends in the following calendar year, the lump sum cash payment under Section 5(c)(ii) shall be made to Employee on the first business day of such following calendar year which is five (5) or more business days after the date on which the Release became effective and non-revocable in accordance with its terms.

(iv)            Subject to Section 8 and the satisfaction of the conditions set forth in Section 5(f), cash payments or reimbursements for Benefits under Section 5(d), if applicable, shall be made to or on behalf of Employee in monthly installments as provided in Section 5(d).

(f)            Conditions on Severance and Benefits. The amounts and benefits (other than Accrued Amounts) that are payable pursuant to Sections 5(b), 5(c) and 5(d) of this Agreement shall be provided only if :

(i)            Employee is compliant, at all times prior to the due date for any payment, with the terms and conditions set forth in Section 6; and

(ii)            (A) Employee has executed and delivered to the Company the Separation Agreement and Release substantially in the form attached hereto as Exhibit A (“Release”) no later than the expiration of the applicable period of time allowed for Employee to consider the Release as set forth in Section 13 of the Release (“Release Consideration Period”); (B) Employee has not revoked the Release prior to the expiration of the applicable revocation period set forth in Section 13 of the Release (“Release Revocation Period”); and (C) the Release has become effective and non-revocable no later than the cumulative period of time represented by the sum of the maximum Release Consideration Period and the maximum Release Revocation Period. No payments or benefits set forth in Sections 5(b), 5(c) or 5(d) shall be due or payable to, or provided to, Employee if the Release has not become effective and non-revocable in accordance with the requirements of this Section 5(f)(ii).

(iii)            If requested by the Company, Employee shall have participated in an exit interview with the Company’s Board of Directors or a committee thereof.
(e)            Other than the payments and benefits provided for in this Section 5, Employee shall not be entitled to any additional amounts from the Company resulting from a termination of Employee’s employment with the Company.

6.            Unauthorized Disclosure; Non-Solicitation; Proprietary Rights.

(a)            Unauthorized Disclosure.  Employee agrees and understands that in Employee’s position with the Company, Employee will be exposed to and will receive non-public information relating to the confidential affairs of the Company and its affiliates, including, without limitation, employee lists and compensation, technical information, intellectual property, business and marketing plans, strategies, customer information, software, other information concerning the products, promotions, development, financing and expansion plans, business policies and practices of the Company and other non-public forms of information considered by the Company to be confidential and in the nature of trade secrets (including, without limitation, ideas, research and development, know-how, technical data, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) (collectively, the “Confidential Information”).  Employee agrees that at all times during Employee’s employment with the Company, except as may be required for Employee to discharge Employee’s duties as an officer of the Company, and thereafter, Employee shall not disclose such Confidential Information, either directly or indirectly, to any Person without the prior written consent of the Company and shall not use or attempt to use any such information in any manner other than in connection with Employee’s employment with the Company, unless (i) required by law or court order to disclose such information, in which case Employee shall provide the Company with written notice of such requirement as far in advance of such anticipated disclosure as possible and use Employee’s best efforts to consult with the Board prior to such anticipated disclosure; (ii) during the course of or in connection with any actual or potential litigation, arbitration, or other proceeding based upon or in connection with the subject matter of this Agreement; (iii) as may be necessary or appropriate to conduct Employee’s duties hereunder, provided Employee is acting, in good faith and in the best interest of the Company; (iv) such information has become public other than by reason of a breach by Employee of this Section 6(a); or (v) the information is generally known to persons involved in the Company’s trade or business.  This confidentiality covenant has no temporal, geographical or territorial restriction.  Upon termination of Employee’s employment with the Company for any reason, Employee shall promptly deliver to the Company (or, at the Company’s option, destroy (and provide a certification of such destruction)) all property, keys, notes, electronic storage media, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data and any other tangible product or document which has been produced by, received by or otherwise submitted to Employee during or prior to Employee’s employment with the Company, and any copies thereof in Employee’s (or capable of being reduced to Employee’s ) possession, as well as all computers of the Company provided to Employee; provided that nothing in this Agreement or elsewhere shall prevent Employee from retaining and utilizing copies of :  documents relating to Employee’s employment or personal benefits, entitlements and obligations (including employment agreements, confidentiality agreements, stock options award agreements and severance agreements); documents relating to Employee’s personal tax obligations; the data and entries from Employee’s Outlook contacts and calendar; Employee’s personal emails; and such other records and documents as may reasonably be approved by the Company.

(b)            Non-Solicitation of Employees.  During Employee’s employment with the Company (whether during the term or thereafter) and for a period of twelve (12) months after Employee’s termination of employment, Employee shall not (other than in connection with carrying out Employee’s responsibilities for the Company) directly or indirectly contact, induce or solicit (or assist any person to contact, induce or solicit) for employment any person who is then or was an employee of the Company within the six (6) month period prior to the date of such contact, inducement or solicitation.

(c)            Interference with Business Relationships.  During Employee’s employment with the Company (whether during the Term or thereafter) and for a period of twelve (12) months after Employee’s termination of employment, Employee shall not (other than in connection with carrying out Employee’s responsibilities for the Company) directly or indirectly contact, induce or solicit (or assist any person to contact, induce or solicit) any customer, client, partner, joint venturer, vendor or supplier of the Company, or any such person who was within six (6) months of the date of contact a customer, client, partner, joint venturer, vendor, or supplier of the Company, to terminate its relationship or otherwise cease doing business in whole or in part with the Company, or directly or indirectly interfere with (or assist any person to interfere with) any material relationship between the Company and any of its customers, clients, partners, joint venturers, vendors or suppliers.

(d)            No Other Post-Employment Restrictions.  There shall be no contractual or similar restrictions on Employee’s right to terminate Employee’s employment with the Company, or on Employee’s post-employment activities, other than as expressly set forth in this Agreement, the Release and the Employee Confidentiality Agreement.

(e)            Permitted Statements.  Nothing in this Agreement shall restrict any person from making truthful statements (provided any such statement does not include Confidential Information) (i) when required by law, subpoena, court order or the like; (ii) when requested by a governmental, regulatory, or similar body or entity; or (iii) in confidence to a professional advisor for the purpose of securing professional advice.

(f)            Injunctive Relief.  Without limiting the remedies available to the Company, Employee acknowledges that a breach of any of the covenants contained in this Section 6 may result in irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order and/or preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of this Section 6.

7.            Representations.  Each party represents and warrants (i) that such party is not subject to any contract, arrangement, agreement, policy or understanding, or to any statute, governmental rule or regulation, that in any way limits such party’s ability to enter into and fully perform such party’s obligations under this Agreement (including the agreements the forms of which are appended hereto); (ii) that such party is able without restrictions to enter into and fully perform such party’s obligations under this Agreement (including the agreements of which forms are appended hereto); and (iii) that, upon the execution and delivery of this Agreement by both parties, this Agreement shall be such party’s valid and binding obligation, enforceable against such party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.  The Company represents and warrants that it is fully authorized by action of the

Board, and by actions of any other Person whose authorization is required, to enter into this Agreement and to perform its obligations under it.

8.            Taxes.

(a)            All payments made pursuant to this Agreement will be subject to withholding of applicable taxes. Notwithstanding the foregoing, and except as otherwise specifically provided elsewhere in this Agreement, Employee is solely responsible and liable for the satisfaction of any federal, state, province or local taxes that may arise with respect to this Agreement (including any taxes arising under Sections 280G and 409A of the Code).  Neither the Company nor any of its employees, officers, directors, or service providers shall have any obligation whatsoever to pay such taxes, to prevent Employee from incurring them, or to mitigate or protect Employee from any such tax liabilities.  Notwithstanding anything in this Agreement to the contrary, if any amounts that become due under this Agreement on account of Employee’s termination of employment constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, payment of such amounts shall not commence until Employee incurs a Separation from Service.  If, at the time of Employee’s Separation from Service under this Agreement, Employee is a “specified employee” (within the meaning of Section 409A of the Code), any amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that become payable to Employee on account of Employee’s Separation from Service (including any amounts payable pursuant to the preceding sentence) will not be paid until after the end of the sixth calendar month beginning after Employee’s Separation from Service (“409A Suspension Period”).  Within 14 calendar days after the end of the 409A Suspension Period, Employee shall be paid a lump sum payment in cash equal to any payments delayed because of the preceding sentence.  Thereafter, Employee shall receive any remaining benefits as if there had not been an earlier delay. Each payment or benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 409A of the Code.

(b)            (i)            For purposes of this Section 8(b), the following terms shall have the following meanings:
(A)            "Base Amount" means the average of Employee's W-2 wages from the Company for the five (5) calendar years completed immediately prior to the calendar year in which the Section 280G Event occurred as determined in accordance with Code Section 280G(b)(3) and the regulations thereunder.  Any W-2 wages for a partial year of employment will be annualized, in accordance with the frequency which such wages are paid during such partial year, before inclusion in Base Amount;

(B)            "Parachute Payment" has the meaning set forth in Section 280G(b)(2) of the Code; and
(C)            "Section 280G Event" means a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company's assets, within the meaning of Section 280G(b)(2)(A)(i) of Code and the regulations hereunder.

(ii)            Notwithstanding anything to the contrary contained herein, in the event that any payment or benefit received or to be received by Employee from the Company under this Agreement or any other agreement or arrangement between the Employee and the Company (including, but not limited to, any stock option rights, stock grants, and other cash and noncash compensation amounts that are treated as payments under Section 280G), all as determined on a pre-tax basis (collectively, the “Payments”) would constitute a Parachute Payment, then the Accountants (as defined below) shall promptly calculate (A) the aggregate after-tax amount of Payments that would be retained by Employee if the full pre-tax amount of the Payments (the “Full Amount”) were paid to Employee and Employee paid all applicable taxes imposed on the Full Amount (including, without limitation, any excise taxes imposed on such Payments under Code Section 4999) and (B) the aggregate after-tax amount of Payments that would be retained by Employee if the pre-tax amount of the Payments paid to Employee were equal to only 2.99 times Employee's Base Amount (the “Reduced Amount”) and Employee paid all applicable taxes imposed on the Reduced Amount (which taxes would exclude excise taxes under Code Section 4999 because the Payments would not constitute Parachute Payments as a result of the aggregate present value of the Payments being limited to 2.99 times Employee's Base Amount).  The Accountants shall promptly deliver a copy of such calculations to the Company and Employee.  The Company shall then pay to or for the benefit of Employee whichever of (I) the Full Amount of pre-tax Payments or (II) the Reduced Amount of pre-tax Payments, would result in Employee retaining the greater aggregate after-tax amount of Payments, after taking into account the total taxes that would be imposed on the Full Amount of pre-tax Payments or the Reduced Amount of pre-tax Payments, as applicable.  The present value of the Payments will be determined in accordance with the provisions of Code Section 280G(d)(4) and the regulations thereunder.

(iii)     Any determination required under this Section 8(b) shall be made in writing by an independent firms of certified public accountant selected by the Company (the "Accountants") and approved by Employee, which approval shall not be unreasonably withheld, delayed or conditioned.  The written determination of the Accountants so selected and approved shall be delivered promptly to the Company and Employee and, absent manifest mathematical errors, shall be conclusive and binding upon Employee and the Company for all purposes.  For purposes of making the calculations required by this Section 8(b), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and Employee shall promptly furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 8(b).  The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8(b).
                                         (iv)    If Employee’s Payments are reduced by reason of this Section 8(b) and it is later established, pursuant to a final determination of a court, arbitrator or a proceeding before the Internal Revenue Service or other taxing authority, that Employee could have received a greater amount of Payments without resulting in an excise tax under Code Section 4999, then the Company shall promptly thereafter (but in no event later than the end of the calendar year in which such determination is rendered) pay Employee the aggregate additional amount which could have been paid without resulting in such an excise tax as soon as practicable, less any employment and withholding taxes that the Company determines are applicable.

              (v)   The Company and Employee agree to cooperate generally and in good faith with respect to (I) the review and determinations to be undertaken by the Accountants as set forth in this Section 8(b) and (II) any audit, claim or other proceeding brought by the Internal Revenue Service or other taxing authority to review or contest or otherwise related to the determinations of the Accountants as provided for in this Section 8(b), including any claim or position taken by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by Employee of any additional excise tax under Code Section 4999, over and above the amounts of excise tax established under the procedure set forth in this Section 8(b).
              (vi)    Any reduction in Payments pursuant to this Section 8(b) shall be effected in the following order (unless Employee, to the extent permitted without violating Section 409A of the Code and the regulations thereunder, elects another method of reduction by written notice to the Company prior to the Section 280G Event): (I) any cash severance payments, (II) any other cash amounts payable to Employee, (III) any health and welfare or similar benefits valued as parachute payments, (IV) acceleration of vesting of any stock options or stock appreciation rights for which the exercise price exceeds the then fair market value of the underlying stock, in order of the option tranches with the largest Section 280G parachute value (as determined pursuant to the regulations under Section 280G), (V) acceleration of vesting of any equity award that is not a stock option or stock appreciation right and (VI) acceleration of vesting of any stock options or stock appreciation rights for which the exercise price is less than the fair market value of the underlying stock (a "spread") in such manner as would yield the largest remaining spread value for Employee as of the date of the Section 280G Event.

9.            Arbitration and Equitable Relief.  Any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be governed by the terms of the Arbitration Agreement.

10.            Entire Agreement.  All oral or written agreements or representations express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement.  This Agreement, and the agreements annexed hereto as Exhibit A, contain the entire understanding between the parties hereto and supersedes any prior employment or change-in-control protective agreement between the Company or any predecessor and Employee, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Employee of a kind elsewhere provided, and all of Employee’s prior confidentiality, non-solicitation, non-interference, work-for-hire, and other intellectual property obligations to the Company shall remain in full force and effect, and Employee shall continue to be liable to the Company for any prior breaches thereof.  No provision of this Agreement shall be interpreted to mean that Employee is subject to receiving fewer benefits than those available to Employee without reference to this Agreement. The Parties acknowledge and agree that this Agreement (i)  specifically amends and restates, and supersedes in its entirety, the Prior Employment Agreement, which shall have no further force or effect, except as noted above, but (ii) does not amend or supersede the Arbitration or the Employee Confidentiality Agreement, which agreements remain in full force and effect.

11.            Notices. Except as otherwise provided in this Agreement, any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any person in connection with this Agreement shall be in writing.  Such notice shall be personally served, sent by fax or email, or sent prepaid by either registered or certified mail with return receipt requested or Federal Express and shall be deemed given (i) if personally served or by Federal Express, when delivered to the person to whom such notice is addressed, (ii) if given by fax or email, when sent with answer-back confirmed, or (iii) if given by mail, two (2) business days following deposit in the United States mail.  Any notice given by fax or cable shall be confirmed in writing, by overnight mail or Federal Express within forty-eight (48) hours after being sent.  Such notices shall be addressed to the party to whom such notice is to be given at the party’s address set forth below or as such party shall otherwise direct.

If to the Company:
Autobytel Inc.
18872 MacArthur Boulevard
Irvine, California 92612-1400
Facsimile:  (949) 862-1323
Attn:	Executive Vice President, Chief Legal and Administrative Officer and Secretary

If to the Employee:
To Employee’s latest home address on file with the Company

12.            No Waiver.  No waiver, by conduct or otherwise, by any party of any term, provision, or condition of this Agreement, shall be deemed or construed as a further or continuing waiver of any such term, provision, or condition nor as a waiver of a similar or dissimilar condition or provision at the same time or at any prior or subsequent time.

13.            Amendment to this Agreement.  No modification, waiver, amendment, discharge or change of this Agreement, shall be valid unless the same is in writing and signed by the party against whom enforcement of such modification, waiver, amendment, discharge or change is or may be sought.

14.            Enforceability; Severability.  If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed exercised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

15.            Governing Law.  This Agreement and the relationship of the parties hereto shall be construed and enforced in accordance with the law of the State of California without giving effect to such State’s choice of law rules.  This Agreement is deemed to be entered into entirely in the State of California.  This Agreement shall not be strictly construed for or against either party.

16.            No Third Party Beneficiaries.  Except as otherwise set forth in this Agreement, nothing contained in this Agreement is intended nor shall be construed to create rights running to the benefit of third parties.

17.            Successors of the Company.  The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company, including any Successor Company.  This Agreement shall be assignable by the Company in the event of a merger or similar transaction in which the Company is not the surviving entity, or a sale of all or substantially all of the Company’s assets.

18.            Rights Cumulative.  The rights under this Agreement, or by law or equity, shall be cumulative and may be exercised at any time and from time to time.  No failure by any party to exercise, and no delay in exercising, any rights shall be construed or deemed to be a waiver thereof, nor shall any single or partial exercise by any party preclude any other or future exercise thereof or the exercise of any other right.

19.            No Right or Obligation of Employment.  Employee acknowledges and agrees that nothing in this Agreement shall confer upon Employee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with Employee’s right or the Company’s right to terminate Employee’s employment at any time, with or without Cause.

20.            Legal and Tax Advice.  Employee acknowledges that: (i) the Company has encouraged Employee to consult with an attorney and/or tax advisor of Employee’s choosing (and at Employee’s own cost and expense) in connection with this Agreement, and (ii) Employee is not relying upon the Company for, and the Company has not provided, legal or tax advice to Employee in connection with this Agreement.  It is the responsibility of Employee to seek independent tax and legal advice with regard to the tax treatment of this Agreement and the payments and benefits that may be made or provided under this Agreement and any other related matters. Employee acknowledges that Employee has had a reasonable opportunity to seek and consider advice from Employee’s counsel and tax advisors.

21.            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.  The parties agree that facsimile copies of signatures shall be deemed originals for all purposes hereof and that a party may produce such copies, without the need to produce original signatures, to prove the existence of this Agreement in any proceeding brought hereunder.

22.            No Mitigation or Offset. The Company shall not have the right to offset any amount owed to it against payments due to Employee under this Agreement, except as expressly provided for in Section 8 of this Agreement.

THE PARTIES ACKNOWLEDGE THAT THE COMPANY HAS ADVISED EMPLOYEE TO OBTAIN INDEPENDENT LEGAL COUNSEL OF EMPLOYEE’S CHOOSING TO ADVISE EMPLOYEE REGARDING THIS AGREEMENT AND ATTACHED EXHIBITS, AND THEIR TERMS AND CONDITIONS. EMPLOYEE HAS HAD A REASONABLE OPPORTUNITY TO SEEK THAT ADVICE AND HAS IN FACT OBTAINED SUCH ADVICE FROM INDEPENDENT LEGAL COUNSEL SELECTED BY EMPLOYEE. EMPLOYEE ACKNOWLEDGES THAT THE TERMS OF THIS AGREEMENT ARE FAIR AND REASONABLE TO EMPLOYEE. BY EXECUTING THIS AGREEMENT, EMPLOYEE IS CONSENTING TO THE TERMS OF THIS AGREEMENT.
[Remainder of page intentionally left blank.  Signature page to follow.]

IN WITNESS WHEREOF, the Company and Employee have executed and entered into this Agreement effective as of the date first shown above.
AUTOBYTEL INC.
By:	/s/ Michael J. Fuchs
Michael J. Fuchs Chairman of the Board

EMPLOYEE
/s/ Jeffrey H. Coats
Jeffrey H. Coats

EXHIBIT A

SEPARATION AGREEMENT AND RELEASE

It is hereby agreed by and between you, Jeffrey H. Coats (for yourself, your spouse or partner, family, agents and attorneys) (jointly, “You”), and Autobytel Inc., its predecessors, successors, affiliates, directors, shareholders, fiduciaries, insurers, employees and agents (jointly, the “Company”), as follows:

1.    You acknowledge that your employment with the Company ended effective [_______], 20[__], and that you will perform no further duties, functions or services for the Company subsequent to that date.

2.    You acknowledge and agree that you have received all vacation pay and other compensation due you from the Company as a result of your employment with the Company and your separation from employment, including, but not limited to, all amounts required under your Second Amended and Restated Employment Agreement with the Company dated as of April 3, 2014 (the “Employment Agreement”), other than those amounts payable pursuant to Paragraph 3 below and those amounts or benefits, if any, payable or to be provided after the date hereof pursuant to the Employment Agreement if required by the terms thereof.  You acknowledge and agree that the Company owes you no additional wages, commissions, bonuses, vacation pay, severance pay, expenses, fees, or other compensation or payments of any kind or nature, other than as provided in this Agreement and those amounts and benefits, if any, payable or to be provided after the date hereof pursuant to the Employment Agreement if required by the terms thereof.  All benefits for which you are eligible pursuant to the Employment Agreement will remain in effect for the periods set forth therein.

3.    In exchange for your promises in this Agreement and the Employment Agreement, including the release of claims set forth below, if you sign and do not timely revoke this Agreement pursuant to Paragraph 13 of this Agreement, the Company will pay you all amounts due to you under the Employment Agreement, minus legally required state and federal payroll deductions.  The payment provided for in this paragraph will be made in the time periods required by the Employment Agreement (except for benefits that will be paid over time as provided therein) and, if no time is specified, within 5 business days of the date of this Separation Agreement and Release, and be subject to applicable withholding as provided in the Employment Agreement.

4.    You represent and warrant that you have returned to the Company any and all documents, software, equipment (including, but not limited to, computers and computer-related items), and all other materials or other things in your possession, custody, or control which are the property of the Company, including, but not limited to, Company identification, keys, and the like, wherever such items may have been located; as well as all copies (in whatever form thereof) of all materials relating to your employment, or obtained or created in the course of your employment with the Company; provided that nothing in this Paragraph 4 shall prevent you from retaining and utilizing copies of :  documents relating to your employment or personal benefits, entitlements and obligations (including employment
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agreements, confidentiality agreements, stock options award agreements and severance agreements); documents relating to your personal tax obligations; the data and entries from your Outlook contacts and calendar desk calendar and rolodex; your personal emails; and such other records and documents as may reasonably be approved by the Company.

5.    You hereby represent that, other than those materials you have returned to the Company pursuant to Paragraph 4 of this Agreement, you have not copied or caused to be copied, and have not printed-out or caused to be printed-out, any software, computer disks, or other documents other than those documents generally available to the public, or retained any other materials originating with or belonging to the Company.  You further represent that you have not retained in your possession, custody or control, any software, documents or other materials in machine or other readable form, which are the property of the Company, originated with the Company, or were obtained or created in the course of or relate to your employment with the Company.

6.    You shall keep confidential, and shall not hereafter use or disclose to any person, firm, corporation, governmental agency, or other entity, in whole or in part, at any time in the future, any trade secret, proprietary information, or confidential information of the Company, including, but not limited to, information relating to trade secrets, processes, methods, pricing strategies, customer lists, marketing plans, product introductions, advertising or promotional programs, sales, financial results, financial records and reports, regulatory matters and compliance, and other confidential matters, except as required by law and as necessary for compliance purposes or except to the extent the information has become public other than by your breach of this Paragraph 6.  These obligations are in addition to the obligations set forth in confidentiality or non-disclosure agreements between you and the Company, including in the Employment Agreement, all of which shall remain binding on you.

7.    You agree that you have not and will not at any time reveal to anyone, including any former, present or future employee of the Company, the fact, amount, or the terms of this Agreement, except to your immediate family, legal counsel and financial advisor, or as required by law and as necessary for compliance purposes.  The Company may disclose the terms of this Agreement and file this Agreement as an exhibit to its public filings if it is required to do so under applicable law, as necessary for compliance purposes or to potential successors or assigns of the Company.

8.    You agree that neither you nor anyone acting on your behalf or at your direction will disparage, denigrate, defame, criticize, impugn or otherwise damage or assail the reputation or integrity of the Company or any of its current or former employees or directors to any third party and in particular to any current or former employee, officer, director, contractor, supplier, customer, or client of the Company or prospective or actual purchaser of the equity interests of the Company or its business or assets. The Company agrees that truthful testimony given in conjunction with legal proceedings will not violate this Agreement.

9.    In consideration for the payments provided for in Paragraph 3, you unconditionally release and forever discharge the Company, and the Company’s current, former, and future controlling shareholders, subsidiaries, affiliates, related companies, predecessor companies,
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divisions, directors, trustees, employees, agents, attorneys, successors, and assigns (and the current, former, and future controlling shareholders, directors, trustees, employees, agents, and attorneys of such subsidiaries, affiliates, related companies, predecessor companies, and divisions) (referred to collectively as “Releasees”), from any and all known and unknown claims, demands, actions, suits, causes of action, obligations, damages and liabilities of whatever kind or nature and regardless of whether the knowledge thereof would have materially affected your agreement to release the Company hereunder that arose at any time before or upon the signing of this Agreement.  These released claims include without limitation all of those claims arising under any federal, state, or local employment, anti-discrimination, or equal employment opportunity law, such as Title VII of the Civil Rights Act of 1964, 42 U.S.C. section 1981, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and the California Labor Code; and the law of contract and tort.  The Release will not waive the Employee’s rights to indemnification under the Company’s certificate of incorporation or by-laws or, if applicable, any written agreement between the Company and the Employee, or under applicable law.

With respect to the various rights and claims under the ADEA being waived by you in this Agreement, you specifically acknowledge that you have read and understand the provisions of Paragraphs 13, 14, and 15 of this Agreement below before signing this Agreement. This general release does not cover rights or claims under the ADEA arising after you sign this Agreement.

You also waive and release and promise never to assert any such claims, even if you do not believe that you have such claims.  You therefore waive your rights under section 1542 of the Civil Code of California or any analogous statute of rule.  Section 1542 states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if know to him or her must have materially affected his settlement with the debtor.

10.    You represent and warrant that you have not filed, and agree that you will not file, or cause to be filed, any complaint, charge, claim or action involving any claims you have released in the foregoing paragraph.  This promise not to sue does not apply to claims for breach of this Agreement.  You agree and acknowledge that if you break this promise not to sue, then you will be liable for all consequential damages, including the legal expenses and fees incurred by the Company or any of the Releasees, in defending such a claim, unless you break this promise not to sue by suing on a released claim under the ADEA.

11.    The Company hereby represents and warrants that concurrently with your execution and delivery of this Agreement, the Company has paid to you any and all amounts under the Employment Agreement that are required to be paid to you by the Company as of the date hereof, excluding, without limitation, any amounts required to be paid under this Agreement and those amounts or benefits, if any, payable or to be provided after the date hereof pursuant to the Employment Agreement if and to the extent required by the terms thereof.
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12.    Excluded from this Agreement are any claims or rights that cannot be waived by law, including the right to file a charge of discrimination with an administrative agency.  You agree, however, to waive your right to any monetary recovery in connection with such a charge.

[Alternative 1 for Section 13 if separation from employment is NOT in connection with a group separation under ADEA]

You are advised to consult with an attorney before you sign this Agreement. You understand that You have twenty-one (21) days after this Agreement has been delivered to You by the Company to decide whether to sign this Agreement, although You may sign this Agreement at any time within the twenty-one (21) day period.  If You do sign it, You also understand that You will have an additional seven (7) days after the date You deliver this signed Agreement to the Company and to change your mind and revoke this Agreement, in which case a written notice of revocation must be delivered to the Company’s Chief Legal Officer, Autobytel Inc., 18872 MacArthur Blvd., Suite 200, Irvine, California 92612-1400, on or before the seventh (7th) day after your delivery of this signed Agreement to the Company (or on the next business day if the seventh (7th) calendar day is not a business day).  You understand that this Agreement will not become effective or enforceable until after that seven (7) day period has passed.  If You revoke this Agreement, this Agreement shall not be effective or enforceable as to any rights You may have under this Agreement.  In the event that You revoke this Agreement, You will not be entitled to the payments and benefits specified in Paragraph 3.

[Alternative 2 for Section 13 if separation from employment IS in connection with a group termination under ADEA]
(a)            You are advised to consult with an attorney before You sign this Agreement. You understand that You have forty-five (45) days after this Agreement has been delivered to You by the Company to decide whether to sign this Agreement, although You may sign this Agreement at any time within the forty-five (45) day period.  If You do sign it, You also understand that You will have an additional seven (7) days after You sign to change your mind and revoke this Agreement, in which case a written notice of revocation must be delivered to the Company’s Chief Legal Officer, Autobytel Inc., 18872 MacArthur Blvd., Suite 200, Irvine, California 92612-1400, on or before the seventh (7th) day after your delivery of this signed Agreement to the Company (or on the next business day if the seventh (7th) calendar day is not a business day).  You understand that this Agreement will not become effective or enforceable until after that seven (7) day period has passed.  If You revoke this Agreement, this Agreement shall not be effective or enforceable as to any rights You may have under this Agreement.  In the event that You revoke this Agreement, You will not be entitled to the payments and benefits specified in Paragraph 3.
(b)            You acknowledge that You have received the group information of employees included in the Company’s ____________ [If this Alternative 2 is applicable to the circumstances of termination, then this blank will be filled in at the time] group termination program, the eligibility factors for participation in the program, and the time limits for participation in the program.  You also acknowledge that You have received lists of the ages and
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job titles of employees eligible or selected for the program and employees not eligible or selected for the group termination program.  This information is set forth on Appendix A attached hereto and incorporated herein by reference.

13.    You acknowledge that you are signing this Agreement knowingly and voluntarily and intend to be bound legally by its terms.

14.    You hereby acknowledge that no promise or inducement has been offered to you, except as expressly stated above and in the Employment Agreement, and you are relying upon none.  This Agreement and the Employment Agreement represent the entire agreement between you and the Company with respect to the subject matter hereof, and supersede any other written or oral understandings between the parties pertaining to the subject matter hereof and may only be amended or modified with the prior written consent of you and the Company.

15.    You certify that you have not experienced a job‑related illness or injury for which you have not already filed a claim.

16.    If any provision of this Agreement is held to be invalid, the remainder of the Agreement, nevertheless, shall remain in full force and effect in all other circumstances.

17.    This Agreement does not constitute an admission that the Company or any other Releasee has violated any law, rule, regulation, contractual right or any other duty or obligation.

18.    This Agreement is made and entered into in the State of California, and it and the relationship of the parties hereto shall in all respects be interpreted, enforced, and governed under the law of that state, without reference to conflict of law provisions thereof.  The language of all parts in this Agreement shall be construed as a whole, according to fair meaning, and not strictly for or against any party.

19.    Employee acknowledges that: (i) the Company has encouraged Employee to consult with an attorney and/or tax advisor of Employee’s choosing (and at Employee’s own cost and expense) in connection with this Agreement, and (ii) Employee is not relying upon the Company for, and the Company has not provided, legal or tax advice to Employee in connection with this Agreement.  It is the responsibility of Employee to seek independent tax and legal advice with regard to the tax treatment of this Agreement and the payments and benefits that may be made or provided under this Agreement and any other related matters. Employee acknowledges that Employee has had a reasonable opportunity to seek and consider advice from Employee’s counsel and tax advisors.
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PLEASE READ CAREFULLY.  THIS AGREEMENT INCLUDES THE RELEASE OF CLAIMS.

Dated: ____________, 20___
Jeffrey H. Coats
AUTOBYTEL INC.
By:
[Officer's Name] [Title]

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